Exhibit 99

Puerto Rico Contact: Juan C. Cruz, Oriental Financial Group (787) 771-6820 U.S. Contact: Steven Anreder and Gary Fishman, Anreder & Company (212) 532-3232
ORIENTAL FINANCIAL GROUP REPORTS RESULTS FOR THE QUARTER
ENDED SEPTEMBER 30, 2007
Continued Strong Profit Growth Reflects Further Expansion of Net Interest Margin
SAN JUAN, Puerto Rico, October 29, 2007 — Oriental Financial Group Inc. (NYSE: OFG) today announced results for the third quarter and nine months ended September 30, 2007.
For the third quarter, the Group reported income available to common shareholders of $7.3 million, or $0.30 per common share (basic and diluted), sharply above income of $1.2 million, or $0.05 per share (basic and diluted), reported in the corresponding year ago quarter. The results of operations for the third quarter improved 38.2% compared to the preceding quarter, when the Group reported income available to common shareholders of $5.3 million, or $0.21 per share (basic and diluted).
Income available to common shareholders for the third quarter represented a return on assets (ROA) of 0.59% and a return on common equity (ROE) of 11.17%. Both ratios were well above the 0.20% and 1.69% in the corresponding year ago period, respectively, and 0.49% and 7.87% in the preceding quarter, respectively.
Third quarter net interest margin increased to 1.46%, up 69 basis points from the corresponding year ago period and up 6 basis points from the second quarter of 2007. This is the third consecutive quarter in which net interest margin has improved. Book value per common share increased 13.6%, to $11.35 as of September 30, 2007, from $9.99 as of June 30, 2007.
For the nine months, Oriental reported income available to common shareholders of $22.3 million, or $0.91 per common share (basic and diluted), compared to $9.3 million, or $0.38 per share (basic and diluted), in the corresponding year ago period. ROA and ROE for the first nine months were 0.66% and 11.20%, respectively, compared with 0.37% and 4.53%, for the corresponding year ago period, respectively.
Commentary and Outlook
José Rafael Fernández, President and Chief Executive Officer, commented, “The favorable results achieved in the second and third quarters are a reflection of the strategies we have been pursuing. Three years ago, our management team began to recognize weakening economic conditions in Puerto Rico. On that basis, we made a strategic decision to be a conservative lender, particularly in light of the fact that interest rates and other terms being offered by some of our competitors for commercial and mortgage loans lacked, in our view, a sound business rationale. We restructured our investment portfolio and related funding to improve margins, in line with what we correctly anticipated would be a more positively sloped yield curve. We continue to be attentive to market opportunities that could further improve the net interest margin. We also strengthened our management team, while moving successfully to contain non-interest expenses.”
“As a result, we saw continued significant improvement in net interest income and operating efficiencies in the third quarter, while we maintained our conservative stance with regard to lending. We also continued to build our franchise, aimed at integrating the delivery of banking and financial services to mid and high net worth clients.”
“Oriental is well positioned, and we expect to continue to benefit from our strategies in the foreseeable future. Due to our strong capital structure, we believe we will be able to take strategic advantage of growth opportunities.”
Analysis of Third Quarter 2007 Results of Operations
Interest income of $74.9 million for the third quarter increased 23.1% year over year and 5.8% quarter over quarter, primarily as a result of a higher overall yield and higher average balances of interest-earning assets. At the same time, interest expense of $55.3 million increased at a slower pace than interest income, mostly influenced by a lower average rate on borrowings of 4.43% versus 5.04% in the year ago quarter and 4.51% in the preceding quarter. As a result, net interest income of $19.7 million increased 119.5% year over year and 11.1% quarter over quarter.
Total banking and financial service revenues of $6.7 million for the third quarter were up 3.7% from the preceding quarter, mainly due to a significant increase in mortgage banking activities. By strengthening Oriental’s mortgage banking operations during 2007, the Group has begun to securitize and sell conforming mortgage loans in the secondary market on a more consistent basis.
Non-interest expenses totaled $16.5 million for the third quarter, 5.5% lower than the preceding quarter, principally due to effective cost control measures, as net interest income and non-interest income continue to grow.
September 30, 2007 Balance Sheet Analysis
Total assets increased from $5.3 billion as of June 30, 2007 to $5.9 billion as of September 30, 2007. The increase was primarily in the Group’s investment portfolio, reflecting management’s strategy of supplementing the generally lower level of loan originations with the purchase of high-quality investments with a favorable spread. Funding for the acquisition of these investments was mainly provided through repurchase agreements and advances from the Federal Home Loan Bank of New York, enabling the Group to also reduce its balance of higher cost brokered certificates of deposit from $176.1 million as of

June 30, 2007 to $120.5 million as of September 30, 2007.
Credit Quality
Net credit losses in the third quarter remained relatively low at less than $1.0 million, or 0.32% of average loans outstanding, similar to the preceding quarter, when net credit losses averaged 0.31% of average loans outstanding. At September 30, 2007, non-performing loans were $61.5 million (5.10% of total loans), compared to $50.1 million (3.91% of total loans) at June 30, 2007 and $34.2 million (2.89% of total loans) at September 30, 2006. The current level reflects an increase of $12.0 million from June 30, 2007 in non-performing residential mortgage loans, attributable to the current slowdown of the Puerto Rico economy. As a result, the Group increased its provision for loan losses to $1.6 million in the third quarter (162.9% of net credit losses) compared to $1.4 million in the preceding quarter (139.0% of net credit losses) and $0.9 million in the third quarter of 2006 (119.8% of net credit losses).
“Since July 2007 Oriental owns the servicing rights for all its outstanding mortgage loans and has contracted out the sub-servicing to a single third party, enabling us to better monitor our portfolio performance and to implement aggressive loss mitigation measures,” said Mr. Fernández. “We anticipate these actions will help reduce our level of non-performing residential mortgage loans in the near future. Ultimately, we do not expect the increase in non-performing loans to translate into significantly higher losses as these loans are generally well collateralized with adequate loan-to-value ratios.”
Capital
Stockholders’ equity amounted to $341.8 million at September 30, 2007, an increase of 9.0% compared to $313.5 million at June 30, 2007. The Group comfortably exceeds regulatory capital requirements. At September 30, 2007, the Leverage Capital Ratio was 6.79% (1.70 times the minimum of 4.00%), Tier I Risk-Based Capital Ratio was 17.77% (4.44 times the minimum of 4.00%), and Total Risk-Based Capital Ratio was 18.19% (2.27 times the minimum of 8.00%). During the third quarter, the Group repurchased 413,826 shares of common stock at an average price of $9.01 per share and a total cost of $3.7 million, leaving approximately $11.3 million available under the Group’s current stock repurchase program.
About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 43rd year in business, Oriental provides a full range of mortgage, commercial and consumer banking services through 24 financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. Investor information about Oriental can be found at www.orientalfg.com.
Forward-Looking Statements
This news release may contain forward-looking statements that reflect management’s beliefs and expectations and are subject to risks and uncertainties inherent to the Group’s business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group’s filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release as a result of developments occurring after the date of issuance.
# # #

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)
	QUARTER ENDED				NINE-MONTH PERIOD ENDED
	30-Sep-07	30-Sep-06%		30-Jun-07	30-Sep-07	30-Sep-06%

Summary of Operations (Dollars in thousands, except per share data):

Interest Income:
Loans	$21,699	$20,819	4.2%	$22,315	$65,862	$55,384	18.9%
Investment securities	53,227	40,046	32.9%	48,486	141,364	118,368	19.4%

Total interest income	74,926	60,865	23.1%	70,801	207,226	173,752	19.3%

Interest Expense:
Deposits	13,561	11,931	13.7%	13,601	39,409	33,575	17.4%
Securities sold under agreements to repurchase	37,405	36,035	3.8%	36,546	106,739	93,525	14.1%
Other borrowed funds	4,310	3,946	9.2%	2,964	10,350	11,777	-12.1%

Total interest expense	55,276	51,912	6.5%	53,111	156,498	138,877	12.7%

Net interest income	19,650	8,953	119.5%	17,690	50,728	34,875	45.5%
Provision for loan losses	1,614	870	85.5%	1,375	4,064	2,918	39.3%

Net interest income after provision for loan losses	18,036	8,083	123.1%	16,315	46,664	31,957	46.0%

Non-Interest Income:
Financial service revenues	3,737	3,986	-6.2%	4,049	12,629	11,303	11.7%
Banking service revenues	1,862	2,025	-8.0%	2,265	6,001	6,712	-10.6%
Investment banking revenues	113	592	-80.9%	—	113	3,153	-96.4%
Mortgage banking activities	1,010	1,122	-10.0%	170	1,242	2,191	-43.3%

Total banking and financial service revenues	6,722	7,725	-13.0%	6,484	19,985	23,359	-14.4%
Net gain (loss) on sale of securities	835	2,455	-66.0%	12	1,205	2,496	-51.7%
Net gain (loss) on derivatives	154	(1,571)	109.8%	88	8,538	(713)	1297.5%
Income (loss) from other investments	(541)	928	-158.3%	1,159	236	658	-64.1%
Other	(36)	348	-110.3%	53	96	558	-82.8%

Total non-interest income	7,134	9,885	-27.8%	7,796	30,060	26,358	14.0%

Non-Interest Expenses:
Compensation and employees’ benefits	7,561	6,241	21.2%	6,916	21,222	18,042	17.6%
Occupancy and equipment	3,045	2,867	6.2%	3,343	9,381	8,549	9.7%
Professional and service fees	1,543	1,681	-8.2%	2,234	5,316	4,906	8.4%
Advertising and business promotion	1,069	950	12.5%	1,118	2,980	2,964	0.5%
Directors and investor relations expenses	308	198	55.6%	769	1,608	550	192.4%
Loan servicing expenses	349	525	-33.5%	540	1,412	1,490	-5.2%
Taxes, other than payroll and income taxes	607	440	38.0%	489	1,543	1,613	-4.3%
Electronic banking charges	431	489	-11.9%	457	1,346	1,451	-7.2%
Clearing and wrap fees expenses	321	312	2.9%	310	997	1,101	-9.4%
Communication	354	419	-15.5%	308	1,001	1,261	-20.6%
Insurance	210	220	-4.5%	211	638	652	-2.1%
Printing, postage, stationery and supplies	177	259	-31.7%	189	568	803	-29.3%
Other	547	544	0.6%	593	1,815	1,431	26.8%

Total non-interest expenses	16,522	15,145	9.1%	17,477	49,827	44,813	11.2%

Income before income taxes	8,648	2,823	206.3%	6,634	26,897	13,502	99.2%
Income tax expense	196	446	-56.1%	187	1,007	557	80.8%

Net income	8,452	2,377	255.6%	6,447	25,890	12,945	100.0%
Less: Dividends on preferred stock	(1,200)	(1,200)	0.0%	(1,201)	(3,601)	(3,601)	0.0%

Income available to common shareholders	$7,252	$1,177	516.1%	$5,246	$22,289	$9,344	138.5%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)
	QUARTER ENDED				NINE-MONTH PERIOD ENDED
	30-Sep-07	30-Sep-06%		30-Jun-07	30-Sep-07	30-Sep-06%

(Dollars in thousands, except per share data):
EARNINGS PER SHARE
Basic	$0.30	$0.05	500.0%	$0.21	$0.91	$0.38	139.5%

Diluted	$0.30	$0.05	500.0%	$0.21	$0.91	$0.38	139.5%

COMMON STOCK DATA
Average common shares outstanding	24,230	24,564	-1.4%	24,488	24,396	24,600	-0.8%
Average potential common shares-options	31	97	-68.0%	75	110	124	-11.3%

Total average shares outstanding and equivalents	24,261	24,661	-1.6%	24,563	24,506	24,724	-0.9%

Common shares outstanding at end of period				24,520	24,119	24,510	-1.6%

Book value per common share				$9.99	$11.35	$11.58	-1.9%

Cash dividends per share of common stock	$0.14	$0.14	0.0%	$0.14	$0.42	$0.42	0.0%

Cash dividends declared on common share	$3,377	$3,433	-1.6%	$3,432	$10,235	$10,322	-0.8%

Pay-out ratio	46.67%	280.00%	-83.3%	66.67%	46.15%	110.53%	-58.2%

SELECTED FINANCIAL DATA

PERFORMANCE RATIOS:
Return on average assets	0.59%	0.20%	195.0%	0.49%	0.66%	0.37%	78.4%

Return on average common equity	11.17%	1.69%	560.9%	7.87%	11.20%	4.53%	147.1%

Efficiency ratio	62.65%	90.81%	-31.0%	68.99%	70.47%	76.95%	-8.4%

TAX EQUIVALENT SPREAD
Interest-earning assets	5.59%	5.24%	6.7%	5.61%	5.56%	5.12%	8.6%
Tax equivalent adjustment	1.21%	1.15%	5.2%	1.24%	1.22%	1.18%	3.4%

Interest-earning assets — tax equivalent	6.80%	6.39%	6.4%	6.85%	6.78%	6.30%	7.6%
Interest-bearing liabilities	4.40%	4.73%	-7.0%	4.44%	4.46%	4.36%	2.3%

Tax equivalent interest rate spread	2.40%	1.66%	44.6%	2.41%	2.32%	1.94%	19.6%

Tax equivalent interest rate margin	2.67%	1.92%	39.1%	2.64%	2.58%	2.21%	16.7%

NORMAL SPREAD
Investments	5.19%	4.53%	14.6%	5.12%	5.06%	4.48%	12.9%
Loans	6.92%	7.49%	-7.6%	7.10%	7.03%	7.36%	-4.5%

Interest-earning assets	5.59%	5.24%	6.7%	5.61%	5.56%	5.12%	8.6%

Deposits	4.29%	3.92%	9.4%	4.25%	4.19%	3.65%	14.8%
Borrowings	4.43%	5.04%	-12.1%	4.51%	4.56%	4.65%	-1.9%

Interest-bearing liabilities	4.40%	4.73%	-7.0%	4.44%	4.46%	4.36%	2.3%

Interest rate spread	1.19%	0.51%	133.3%	1.17%	1.10%	0.76%	44.7%

Interest rate margin	1.46%	0.77%	89.6%	1.40%	1.36%	1.03%	32.0%

AVERAGE BALANCES
Investments	$4,104,277	$3,534,260	16.1%	$3,789,419	$3,722,042	$3,519,716	5.7%
Loans	1,253,760	1,111,809	12.8%	1,257,308	1,248,967	1,003,740	24.4%

Interest-earning assets	$5,358,037	$4,646,069	15.3%	$5,046,727	$4,971,009	$4,523,456	9.9%

Deposits	$1,264,282	$1,217,484	3.8%	$1,280,353	$1,252,790	$1,226,390	2.2%
Borrowings	3,763,340	3,174,256	18.6%	3,500,753	3,424,695	3,017,045	13.5%

Interest-bearing liabilities	$5,027,622	$4,391,740	14.5%	$4,781,106	$4,677,485	$4,243,435	10.2%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)
	AS OF
	30-Sep-07	30-Sep-06%		30-Jun-07	31-Dec-06

(Dollars in thousands)
BALANCE SHEET

Cash and cash equivalents
Cash and due from banks	$12,331	$14,734	-16.3%	$21,727	$15,341
Money market investments	57,554	19,318	197.9%	48,480	18,729

Total Cash and cash equivalents	69,885	34,052	105.2%	70,207	34,070

Interest-earning assets:
Investments:
Short term investments	5,000	5,000	0.0%	21,200	5,000
Trading securities	240	347	-30.8%	548	243
Investment securities available-for-sale, at fair value with amortized cost of $2,832,329 (September 30, 2006 - $1,058,283; June 30, 2007 -$1,940,707; December 31, 2006-$984,060)	2,829,171	1,004,407	181.7%	1,906,328	974,960
Investment securities held-to-maturity, at amortized cost with fair value of $1,526,876 (September 30, 2006 - $2,141,020; June 30, 2007 -$1,714,608; December 31, 2006-$1,931,720)	1,555,671	2,182,612	-28.7%	1,764,585	1,967,477
Other investments	1,613	30,925	100.0%	31,770	30,949
Federal Home Loan Bank (FHLB) stock, at cost	21,387	12,847	66.5%	13,909	13,607

Total investments	4,413,082	3,236,138	36.4%	3,738,340	2,992,236

Loans:
Mortgage loans	998,393	907,573	10.0%	954,097	935,432
Commercial loans, mainly secured by real estate	159,477	234,429	-32.0%	232,164	241,702
Consumer loans	30,008	38,406	-21.9%	30,905	35,772

Loans receivable, gross	1,187,878	1,180,408	0.6%	1,217,166	1,212,906
Less: Deferred loan fees, net	(2,927)	(2,894)	-1.1%	(2,589)	(3,123)

Loans receivable	1,184,951	1,177,514	0.6%	1,214,577	1,209,783
Allowance for loan losses	(9,055)	(7,645)	-18.4%	(8,432)	(8,016)

Loans receivable, net	1,175,896	1,169,869	0.5%	1,206,145	1,201,767
Mortgage loans held for sale	21,607	8,582	151.8%	66,032	10,603

Total loans, net	1,197,503	1,178,451	1.6%	1,272,177	1,212,370

Total interest-earning assets	5,610,585	4,414,589	27.1%	5,010,517	4,204,606

Securities and loans sold but not yet delivered	45,866	87,487	-47.6%	—	6,430
Accrued interest receivable	33,162	28,661	15.7%	45,807	27,940
Premises and equipment, net	20,124	19,797	1.7%	19,390	20,153
Deferred tax asset, net	14,136	12,698	11.3%	18,005	14,150
Foreclosed real estate	4,349	3,825	13.7%	4,971	4,864
Investment in equity indexed options	36,738	30,513	20.4%	43,358	34,216
Investment in limited partnership	—	11,743	0.0%	11,988	11,913
Prepaid expenses	3,214	2,678	20.0%	3,504	2,152
Investment in Statutory Trusts	1,086	2,169	-49.9%	1,086	1,086
Goodwill	2,006	2,006	0.0%	2,006	2,006
Servicing asset	2,213	1,010	119.1%	1,419	1,507
Accounts receivable and other assets	13,825	10,669	29.6%	10,209	6,893

Total assets	$5,857,189	$4,661,897	25.6%	$5,242,467	$4,371,986

Interest-bearing liabilities:
Deposits:
Demand deposits	$110,172	$136,717	-19.4%	$111,686	$132,434
Savings accounts	338,128	213,042	58.7%	326,124	266,184
Individual retirement accounts	314,851	334,022	-5.7%	321,342	322,873
Wholesale certificates of deposit	297,988	419,077	-28.9%	358,296	323,771
Retail certificates of deposit	208,566	190,584	9.4%	212,214	187,726

Total deposits	1,269,705	1,293,442	-1.8%	1,329,662	1,232,988

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)
	AS OF
	30-Sep-07	30-Sep-06%		30-Jun-07	31-Dec-06
(Dollars in thousands)
Borrowings:
Federal funds purchased and other short term borrowings	27,246	45,070	-39.5%	24,641	13,568
Securities sold under agreements to repurchase	3,809,709	2,692,173	41.5%	3,283,796	2,535,923
Advances from FHLB	348,114	165,494	110.3%	180,895	182,489
Subordinated capital notes	36,083	72,166	-50.0%	36,083	36,083
Term notes	—	15,000	0.0%	—	15,000

Total borrowings	4,221,152	2,989,903	41.2%	3,525,415	2,783,063

Total interest-bearing liabilities	5,490,857	4,283,345	28.2%	4,855,077	4,016,051

Securities and loans purchased but not yet received	—	702	0.0%	53,606	—
Accrued expenses and other liabilities	24,537	26,137	-6.1%	20,309	19,509

Total liabilities	5,515,394	4,310,184	28.0%	4,928,992	4,035,560

Preferred Equity	68,000	68,000	0.0%	68,000	68,000

Common Equity:
Common stock	25,556	25,379	0.7%	25,543	25,431
Additional paid-in capital	210,006	208,670	0.6%	209,860	209,033
Legal surplus	39,298	37,523	4.7%	38,312	36,245
Retained earnings	35,773	49,702	-28.0%	32,883	26,772
Treasury stock, at cost	(17,042)	(11,521)	-47.9%	(13,311)	(12,956)
Accumulated other comprehensive loss	(19,796)	(26,040)	24.0%	(47,812)	(16,099)

Total common equity	273,795	283,713	-3.5%	245,475	268,426

Stockholders’ equity	341,795	351,713	-2.8%	313,475	336,426

Total liabilities and stockholders’ equity	$5,857,189	$4,661,897	25.6%	$5,242,467	$4,371,986

CAPITAL RATIOS
Leverage Capital Ratio	6.79%	8.96%	-24.2%	7.26%	8.42%
Minimum Leverage Capital Ratio Required	4.00%	4.00%	0.0%	4.00%	4.00%
Actual Tier 1 Capital	$385,661	$427,401	-9.8%	$381,489	$372,558
Minimum Tier 1 Capital Required	$227,342	$190,804	19.1%	$210,330	$176,987

Tier 1 Risk-Based Capital Ratio	17.77%	28.18%	-36.9%	19.83%	21.57%
Minimum Tier 1 Risk-Based Capital Ratio Required	4.00%	4.00%	0.0%	4.00%	4.00%
Actual Tier 1 Risk-Based Capital	$385,661	$427,401	-9.8%	$381,489	$372,558
Minimum Tier 1 Risk-Based Capital Required	$86,817	$60,667	43.1%	$76,956	$67,830

Total Risk-Based Capital Ratio	18.19%	28.68%	-36.6%	20.27%	22.04%
Minimum Total Risk-Based Capital Ratio Required	8.00%	8.00%	0.0%	8.00%	8.00%
Actual Total Risk-Based Capital	$394,716	$435,046	-9.3%	$389,921	$380,574
Minimum Total Risk-Based Capital Required	$173,634	$121,351	43.1%	$153,912	$135,677

SELECTED FINANCIAL DATA AT PERIOD-END
Trust Assets Managed	$1,927,409	$1,942,694	-0.8%	$1,881,043	$1,848,596
Broker-Dealer Assets Gathered	1,090,255	1,160,725	-6.1%	1,088,336	1,143,668

Total Assets Managed	3,017,664	3,103,419	-2.8%	2,969,379	2,992,264
Assets owned	5,857,189	4,661,897	25.6%	5,242,467	4,371,986

Total financial assets managed and owned	$8,874,853	$7,765,316	14.3%	$8,211,846	$7,364,250

Number of financial centers	24	24	0.0%	24	25

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)
	QUARTER ENDED				NINE-MONTH PERIOD ENDED
	30-Sep-07	30-Sep-06%		30-Jun-07	30-Sep-07	30-Sep-06%

(Dollars in thousands)
Loan Production and Purchases Summary:
Mortgage loans production	$25,461	$68,229	-62.7%	$35,368	$111,766	$202,270	-44.7%
Mortgage loans purchased	52,563	5,636	832.6%	44,107	101,242	191,078	-47.0%

Total mortgage	78,024	73,865	5.6%	79,475	213,008	393,348	-45.8%

Commercial	6,454	14,543	-55.6%	5,393	26,987	42,536	-36.6%
Consumer	2,597	3,316	-21.7%	1,501	5,731	14,332	-60.0%

Total loan production and purchases	$87,075	$91,724	-5.1%	$86,369	$245,726	$450,216	-45.4%

CREDIT DATA
Net credit losses (recoveries):
Mortgage	$248	$(24)	1133.3%	$480	$1,274	$353	260.9%
Commercial	248	(16)	1650.0%	1	241	121	99.2%
Consumer	495	766	-35.4%	508	1,510	1,429	5.7%

Total net credit losses	$991	$726	36.5%	$989	$3,025	$1,903	59.0%

Net credit losses to average loans outstanding	0.32%	0.26%	23.1%	0.31%	0.32%	0.25%	28.00%

				AS OF

				30-Jun-07	30-Sep-07	30-Sep-06%

Allowance for loan losses				$8,432	$9,055	$7,645	18.4%

Allowance coverage ratios:
Allowance for loan losses to total loans				0.66%	0.75%	0.64%	17.3%

Allowance for loan losses to non-performing loans				17.40%	14.72%	22.33%	-34.1%

Allowance for loan losses to non-residential non-performing loans				217.30%	316.28%	245.81%	28.7%

Non-performing assets summary:
Mortgage				$46,626	$58,664	$31,120	88.5%
Commercial, mainly real estate				2,799	2,257	2,608	-13.5%
Consumer				670	606	502	20.8%

Non-performing loans				50,095	61,527	34,230	79.7%
Foreclosed properties				4,971	4,349	3,852	12.9%
Non-performing assets				$55,066	$65,876	$38,082	73.0%

Non-performing loans to total loans				3.91%	5.10%	2.89%	76.7%

Non-performing loans to total assets				0.96%	1.05%	0.73%	43.1%

Non-performing assets to total assets				1.05%	1.12%	0.82%	37.7%

Non-performing assets to total capital				17.57%	19.27%	9.73%	98.1%